Revised 3/1/05


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                        INSTITUTIONAL SERVICE SHARES EXHIBIT

                                         TO

                                MULTIPLE CLASS PLAN



1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Service Shares will consist of sales and shareholder servicing by financial intermediaries. The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided. In connection with this basic arrangement, Institutional Service Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Institutional Service Shares
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Institutional Service Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange           Institutional Service Shares may be exchanged for
Privileges:        Institutional Service Shares of any other Fund.
                   Institutional Service Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary Fund
                   Schedule" attached hereto.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


                                 SCHEDULE OF FUNDS
                       OFFERING INSTITUTIONAL SERVICE SHARES



The Funds set forth on this Schedule each offer Institutional Service Shares on the terms set forth in the Institutional Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.



----------------------------------------------------------------------------------------
          Multiple Class Company                         Series               12b-1 Fee
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Adjustable Rate Securities Fund                                     0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated GNMA Trust                                                          0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Income Securities Trust          Federated Intermediate Corporate   0.25%
                                           Bond Fund
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Federated Short-Term Income Fund   0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Income Trust                                                        0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Index Trust                      Federated Max-Cap Fund             0.30%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Institutional Trust              Federated Government Ultrashort    0.25%
                                           Duration Fund
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Limited Duration Government                                         0.25%
Fund, Inc.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Short-Term Municipal Trust                                          0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Total Return Government Bond                                        0.25%
Fund
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated Total Return Series, Inc.        Federated Mortgage Fund            0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Federated Total Return Bond Fund   0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Federated Ultrashort Bond Fund     0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated U.S. Government Securities                                          0.25%
Fund:  1-3 Years
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Federated U.S. Government Securities                                          0.25%
Fund:  2-5 Years
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Money Market Obligations Trust             Arizona Municipal Cash Trust       None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           California Municipal Cash Trust    None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Connecticut Municipal Cash Trust   None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Government Obligations Fund        None
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
          Multiple Class Company                         Series               12b-1 Fee
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Money Market Obligations Trust (cont'd.)   Government Obligations             None
                                           Tax-Managed Fund
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Massachusetts Municipal Cash Trust None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Michigan Municipal Cash Trust      None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Municipal Obligations Fund         None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           New Jersey Municipal Cash Trust    0.10%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           New York Municipal Cash Trust      0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Ohio Municipal Cash Trust          None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Pennsylvania Municipal Cash Trust  None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Prime Cash Obligations Fund        None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Prime Management Obligations Fund  None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Prime Obligations Fund             None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Prime Value Obligations Fund       None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Tax-Free Instruments Trust         None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Tax-Free Obligations Fund          None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Treasury Obligations Fund          None
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           U.S. Treasury Cash Reserves        0.25%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                           Virginia Municipal Cash Trust      None
----------------------------------------------------------------------------------------




                            PROPRIETARY FUND SCHEDULE -
                            INSTITUTIONAL SERVICE SHARES



Shares issued by investment companies that are not party to this Plan but that are listed on this Proprietary Fund Schedule ("Non-Plan Investment Companies") may be exchanged for Institutional Service Shares of the Funds indicated opposite their names. Such Institutional Service Shares may also be exchanged back into shares of the original Non-Plan Investment Company. In addition, indicated Institutional Service Shares purchased from a dealer party to a Dealer Agreement to sell the indicated Non-Plan Investment Company Shares may be exchanged for Shares of such Non-Plan Investment Company. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges into any class of shares of a Non-Plan Investment Company not shown on this schedule shall be treated in the same manner as a redemption and purchase.

---------------------------------------------------------------------------
          Multiple Class Series/Company             Non-Plan Investment
                                                         Companies
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Money Market Obligations Trust -                      WesMark Funds

Automated Cash Management Trust
---------------------------------------------------------------------------